SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    November 8, 2005
                                                   -----------------------------


                             LINENS 'N THINGS, INC.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-12381                  22-3463939
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(State or Other Jurisdiction           (Commission           (I.R.S. Employer
 of Incorporation)                     File Number)          Identification No.)


6 Brighton Road, Clifton, New Jersey                                  07015
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code    (973) 778-1300
                                                     ---------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement

     Linens 'n Things, Inc. (the "Company") announced today that it has entered into a definitive agreement to be acquired by a company newly formed and controlled by Apollo Management, L.P., on behalf of itself and its managed funds, together with certain co-investors NRDC Real Estate Advisors I, LLC and Silver Point Capital Fund Investments LLC. Under the terms of the agreement, Linens `n Things' stockholders are to receive $28.00 per share in cash.

     The total consideration to be paid to the Company's stockholders is approximately $1.3 billion. Apollo has received a commitment from Bear, Stearns & Co. Inc. and UBS Securities LLC to provide the debt financing for the transaction.

     The parties currently anticipate consummating the merger in the first or early second quarter of 2006. Upon the closing of the merger, shares of the Company's common stock would no longer be listed on the NYSE. The consummation of the merger is subject to customary closing conditions including the approval of the Company's stockholders, the funding of the contemplated debt financing, the expiration of antitrust waiting periods, and no material adverse change in the Company's business. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Apollo a termination fee equal to $27,000,000 and expenses up to $5,000,000.

     The debt financing for the transaction is subject to various conditions, including the Company achieving EBITDA of not less than $140 million for the full 2005 fiscal year and comparable net sales of not less than negative 6% for the 2005 fourth quarter, as well as other customary conditions for a leveraged acquisition financing. There are many variables which can be expected to impact satisfaction of these financial and other conditions to the debt financing and the Company cannot predict these results with certainty or provide assurance that these conditions will be achieved.

     The debt financing commitments define EBITDA as net earnings before interest, taxes, depreciation and amortization, with other specified adjustments. The Company's EBITDA prior to those adjustments for the first thirty-nine weeks of 2005 was approximately $54.5 million on an unaudited basis. Comparable net sales for fiscal October 2005 were approximately negative 8.4%. The Company does not undertake or plan to update its 2005 fourth quarter results or expectations until after its 2005 fiscal year is completed. The Company is currently scheduled to release its 2005 fourth quarter and full year sales, comparable net sales, EBITDA and earnings in early February 2006. The debt financing commitments (including the full definition of EBITDA contained therein) are filed as Exhibits 99.2 and 99.3 attached hereto.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Apollo or its affiliates. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. While the Company does not believe that the disclosure schedules contain non-public information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were only made as of the date of the Merger Agreement or a prior, specified date, (ii) in some cases they are subject to materiality and knowledge qualifiers, and (iii) they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the Company's prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Important Information

     In connection with the transaction, the Company intends to file relevant materials with the Securities and Exchange Commission ("SEC"), including a proxy statement, and the acquiring entities will file other relevant documents with the SEC. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY'S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, they will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC's website, www.sec.gov, and the Company's stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. Such documents are not currently available.

Forward-Looking Information

     The foregoing contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The forward-looking information may be identified by such forward-looking terminology as "anticipate", "believe", "may" and similar terms or variations of such terms. Our forward looking statements, including those relating to consummation of the merger and satisfaction of the minimum financial conditions to the debt financing and other conditions to the merger, are based on our current expectations, assumptions, estimates and projections about our Company and involve significant risks and uncertainties, including: the Company's negative selling trends in fiscal 2005 and whether sales will sufficiently improve to achieve the financial conditions; the Company's ability to regain prior levels of guest traffic in its stores; a highly promotional retail environment and aggressive pricing from other retailers; the success of the holiday selling season, which traditionally begins in mid-November and historically accounts for a disproportionate share of 4Q sales and earnings; timing and size of changes in merchandise sales mix during 4Q toward housewares, gift-giving and other hard goods merchandise, which have had stronger sales trends than soft goods; the timing and amount of merchandise markdowns in the fourth quarter and impact on 4Q gross margin; the impact on discretionary consumer spending of substantially higher gasoline and energy costs and higher interest rates; inventory makeup and in-stock positions in customer preferred merchandise; timing and amount of vendor allowances to be received by the Company; vendor support of promotional events and of merchandise markdowns; the success of new business concepts, seasonal merchandise and new brands, including the Nate Berkus collection; the performance of new stores; impact of marketing changes and marketing timing; appropriate opening price points and other matters affecting value perception for the Company's merchandise; adverse weather conditions including the impact which severe or unusual weather may have on guest traffic or store closings; increase in fourth quarter expenses in anticipation of planned increased sales, which may or may not be achieved; the impact of fluctuations in Canadian exchange rates for the Company's Canadian stores; rising healthcare benefit costs; size and amount of year-end inventory shrink expense or any other variations between actual amounts and estimated amounts for the Company's critical accounting estimates or other significant accounting estimates; and the Company's difficulty in forecasting its future sales, earnings and other financial results and the difference between forecasted results and actual results for prior fiscal periods.

     If these or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the merger may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation to and does not plan to update any such forward-looking statements.

Non-GAAP Information

     EBITDA is used in this release because it is relevant to investors' understanding of one of the financial conditions to the debt financing as described in the debt commitment letters referred to above. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance of a business enterprise. EBITDA as referred to in this release is further subject to certain adjustments specific to the debt financing commitment letters. The Company is filing these letters herewith. EBITDA should not be considered by itself or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

Participant Information

     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company's 2005 annual meeting of stockholders filed with the SEC on April 8, 2005 and the Form 4s filed by the Company's directors and executive officers since April 8, 2005. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

     2.1 Agreement and Plan of Merger by and among Linens 'n Things, Inc., Laundry Holding Co., and Laundry Merger Sub Co., dated November 8, 2005.

     99.1 Press Release of Linens 'n Things, Inc., dated November 8, 2005.

     99.2 Bank Commitment Letter by and among UBS Loan Finance LLC, UBS Securities LLC, Bear, Stearns & Co., Inc., Bear Stearns Corporate Lending Inc., Laundry Holding Co., and Laundry Merger Sub Co. dated November 7, 2005.

     99.3 Senior Bridge Loan Commitment Letter by and among UBS Loan Finance LLC, UBS Securities LLC, Bear, Stearns & Co., Inc., Bear Stearns Corporate Lending Inc., Laundry Holding Co., and Laundry Merger Sub Co. dated November 7, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                LINENS 'N THINGS, INC.



Dated:   November 8, 2005                       By:    /s/ William T. Giles
                                                    ----------------------------
                                                Name:  William T. Giles
                                                Title: Executive Vice President,
                                                       Chief Financial Officer

                                  EXHIBIT INDEX


     Exhibit No.           Description
     -----------           -----------

     2.1 Agreement and Plan of Merger by and among Linens 'n Things, Inc., Laundry Holding Co., and Laundry Merger Sub Co., dated November 8, 2005.

     99.1 Press Release of Linens 'n Things, Inc., dated November 8, 2005.

     99.2 Bank Commitment Letter by and among UBS Loan Finance LLC, UBS Securities LLC, Bear, Stearns & Co., Inc., Bear Stearns Corporate Lending Inc., Laundry Holding Co., and Laundry Merger Sub Co. dated November 7, 2005.

     99.3 Senior Bridge Loan Commitment Letter by and among UBS Loan Finance LLC, UBS Securities LLC, Bear, Stearns & Co., Inc., Bear Stearns Corporate Lending Inc., Laundry Holding Co., and Laundry Merger Sub Co. dated November 7, 2005.